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                                                                   EXHIBIT 10.10


                            MASTER PROMISSORY NOTE

$85,000,000                                                       April 14, 1998
                                                                 Cleveland, Ohio

     FOR VALUE RECEIVED, the undersigned, STERIS CORPORATION, an Ohio corporation, 5960 Heisley Road, Mentor, Ohio 44060 ("Borrower") promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114-1306 ("Bank"), at any of its offices, the principal sum of EIGHTY-FIVE MILLION DOLLARS ($85,000,000), or the aggregate unpaid principal amount of all Advances made by Bank to Borrower hereunder, whichever is less, in lawful money of the United States of America, on September 30, 1998.

     Advances hereunder shall be made by Bank as Prime Rate Advances or LIBOR Advances. Borrower promises to pay interest (based on a year having three hundred sixty (360) days and calculated for the actual number of days elapsed) on the daily principal balance of each Advance at a rate per annum equal to the Interest Rate applicable to such Advance, with such interest to be due and payable (a) with respect to any Prime Advance, on June 30, 1998 and on the Maturity Date; and (b) with respect to any LIBOR Advance, on the last day of the Interest Period applicable to such Advance. The daily principal balance of each Advance that remains outstanding after the Maturity Date shall bear interest at a rate per annum equal to the Default Rate. No LIBOR Advance may be prepaid prior to the end of the Interest Period applicable thereto, except that each LIBOR Advance must be paid upon the Maturity Date and any prepayment of a LIBOR Advance resulting therefrom shall be subject to the reimbursement provisions set forth below. Borrower may prepay any Prime Advance.

     This Note shall serve as a master note to evidence all Advances; provided, however, that the aggregate unpaid principal amount of all Advances shall not at any one time outstanding exceed the Line of Credit. Borrower shall make an immediate prepayment on this Note in the event that the aggregate unpaid principal amount of all Advances shall at any time exceed the Line of Credit and such prepayment shall be subject to the reimbursement provisions set forth below. Bank shall record (a) the principal amount of each Advance, the Interest Period, if any, and the Interest Rate applicable thereto, and (b) the amount of any principal, interest or other payment and the applicable dates with respect thereto, by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note. The aforesaid information with respect to the Advances set forth on the records of Bank shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on this Note. Borrower shall provide notice to Bank of a requested LIBOR Advance no fewer than three
(3) days (prior to 11:00 A.M. Cleveland, Ohio time) prior to the proposed date of borrowing. Borrower may request same day borrowings (prior to 11:00 A.M. Cleveland, Ohio time) with respect to Prime Advances. Borrower's request for any Advance shall be in an amount of not less than One Million Dollars ($1,000,000). Whenever any payment to be made under this Note shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable hereunder; provided, however, that with respect to any LIBOR Advance, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly. Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

     If any LIBOR Advance becomes due and payable or is prepaid prior to the end of the Interest Period applicable thereto, Borrower also promises to reimburse Bank on demand for any resulting


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loss, cost or expense incurred (including loss of margin) by Bank as a result thereof, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties. If, because of the introduction of or any change in, or because of any judicial, administrative or other governmental interpretation of any law or regulation, there shall be any increase in the cost to Bank of making, funding, maintaining or allocating capital to any LIBOR Advance, then Borrower shall, from time to time upon demand by Bank, pay to Bank additional amounts sufficient to compensate Bank for such increased cost. If, because of the introduction of or any change in, or because of any judicial, administrative or other governmental interpretation of, any law or regulation, it becomes unlawful for Bank to make, fund or maintain any LIBOR Advance, then Bank's obligation to make, fund or maintain any such LIBOR Advance shall terminate and each affected outstanding LIBOR Advance shall be converted to a Prime Advance on the earlier of the last day of the applicable Interest Period for each such LIBOR Advance or the date the making, funding or maintaining of each such LIBOR Advance becomes unlawful.

     Upon the occurrence of any Event of Default and at all times thereafter, at the option of Bank (but automatically with respect to Events of Default (f) through (i)), all Obligations shall become immediately due and payable, Bank may terminate the Line of Credit and no further Advance may be requested by Borrower. In addition, Bank may apply or setoff any Deposit Account against all Obligations, all without any notice to or demand upon Borrower, in addition to any other rights and remedies Bank may have pursuant to law, this Note or any other instruments or agreements, which rights and remedies shall be cumulative.

     This Note shall bind Borrower and Borrower's successors and assigns and shall inure to the benefit of Bank and its successors and assigns. Borrower may not assign or otherwise transfer any of its rights under this Note without the express written consent of Bank. All provisions hereof shall be subject to, governed by, and construed in accordance with Ohio law, without regard to principles of conflict of laws. Unenforceability of any provision hereof or any application of any provision hereof shall not affect the enforceability of any other provision or application of any provision. This Note constitutes a final written expression of all of the terms of this instrument, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof. The relationship between Borrower and Bank with respect to this Note is and shall be solely that of debtor and creditor, respectively, and Bank shall have no fiduciary obligation toward Borrower with respect to this Note or the transactions contemplated hereby. Any amendment or waiver hereof or any waiver of any right or remedy otherwise available must be in writing and signed by the party against whom enforcement of the amendment or waiver is sought.

     For the purposes of this Note, the following terms shall have the following meanings:

     "ADVANCES" means, collectively, all loans made by Bank to Borrower pursuant to the Line of Credit; "ADVANCE" means any of the Advances.

     "APPLICABLE FACILITY FEE RATE" means the Applicable Facility Fee Rate, as defined in the Credit Agreement, which rate shall be immediately adjusted to correspond with each change of such rate in accordance with the terms of the Credit Agreement.

     "APPLICABLE LIBOR MARGIN" means the Applicable LIBOR Margin, as defined in the Credit Agreement, which margin shall be immediately adjusted to correspond with each change of such margin in accordance with the terms of the Credit Agreement.

     "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and, if the applicable Business Day relates to any LIBOR Advance, on


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which dealings are carried on in the London interbank eurodollar market.

     "CREDIT AGREEMENT" means the Credit Agreement among Borrower, KeyBank National Association, as Agent, and the banking institutions named on Schedule 1 attached thereto, dated as of May 13, 1996, as amended and as it may from time to time be further amended, restated or otherwise modified.

     "DEFAULT RATE" means a floating rate per annum equal to two percent (2%) in excess of the Prime Rate from time to time in effect, which rate shall be immediately adjusted to correspond with each change in the Prime Rate.

     "DEPOSIT ACCOUNT" means any demand, time, statement, savings, passbook or similar account or balance (including, without limitation, any certificate of deposit) presently or at any time hereafter maintained with Bank at any of its foreign or domestic offices either by Borrower severally or jointly by Borrower and another person or entity.

     "DERIVED LIBOR RATE" means a rate per annum which shall be the sum of the Applicable LIBOR Margin plus the LIBOR Rate.

     "EUROCURRENCY RESERVE PERCENTAGE" means, for any Interest Period in respect of any LIBOR Advance, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities, including deposits by reference to which the interest rate on LIBOR Advances is determined or any category of extension of credit or other assets that include the LIBOR Advances. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board and the LIBOR Advances shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to Bank under said Regulation D.

     "EVENT OF DEFAULT" means the occurrence of any of the following events: (a) failure of Borrower to pay or perform any Obligation when it becomes due and payable; (b) an Event of Default or a Possible Default under the Credit Agreement; (c) the Credit Agreement or the Commitments (as defined in the Credit Agreement) thereunder shall have been terminated for any reason; (d) untruthfulness, proved to the satisfaction of Bank, of any statement, representation or certification contained in any financial statement, or other document given by Borrower in connection with any Advance; (e) breach by Borrower of any provision, agreement, representation, warranty or covenant set forth in this Note, the Credit Agreement or any Loan Document, as defined in the Credit Agreement, in any other instrument, document or agreement evidencing or relating to any Obligation; (f) dissolution, termination of existence, insolvency, business failure or appointment of a receiver of any part of the property of Borrower; (g) assignment for the benefit of creditors by Borrower;
(h) failure or inability of Borrower to pay its debts as such debts come due;
(i) the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower; or (j) any judgment, attachment, execution, or similar process is rendered, issued, or levied against Borrower or any material amount of its property and is not fully satisfied, released, vacated, or bonded within thirty (30) days after its rendering, issue or levy.


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     "INTEREST PERIOD" means, with respect to any LIBOR Advance, the period commencing on the date such Advance is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for any LIBOR Advance shall be one (1) month, two (2) months or three (3) months, in each case as Borrower may select upon notice, as set forth herein, provided that if Borrower fails to so select the duration of any Interest Period, the LIBOR Advance shall be converted to a Prime Advance.

     "INTEREST RATE" means (a) as to any Prime Advance, that floating rate per annum equal to the Prime Rate, which rate shall be immediately adjusted to correspond with each change in the Prime Rate, and (b) as to any LIBOR Advance, that fixed rate per annum (subject to changes in the Applicable Facility Fee Rate and the Applicable Margin) equal to the sum of the following: (i) the LIBOR Rate, plus (ii) the Applicable Facility Fee Rate, plus (iii) the Applicable Margin.

     "LIBOR ADVANCE" means any Advance that bears interest determined with reference to the LIBOR Rate.

     "LIBOR RATE" means, for any Interest Period with respect to a LIBOR Advance, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of: (a) the per annum rate of interest, determined by Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Advance, as provided by Telerate Service, Bloomberg's or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies as the rate in the London interbank market for dollar deposits in immediately available funds with a maturity comparable to such Interest Period), DIVIDED BY (b) a number equal to 1.00 MINUS the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (a) hereof) shall be the rate, determined by Bank as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Advance, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which dollar deposits in immediately available funds in an amount comparable to such LIBOR Advance and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

     "LINE OF CREDIT" means the line of credit established hereunder by Bank for Borrower pursuant to which Bank shall make Advances to Borrower up to the aggregate principal amount at any one time outstanding of Eighty-Five Million Dollars ($85,000,000).

     "MATURITY DATE" means September 30, 1998, or such earlier date on which the Line of Credit shall have been terminated after an Event of Default.

     "OBLIGATION" means (a) each Advance evidenced by this Note or pursuant to the Line of Credit, (b) the Debt (as defined in the Credit Agreement), and (c) any other present or future obligation, indebtedness or liability of Borrower owed to Bank, of whatever kind and however evidenced, together with all extensions, renewals, amendments, restatements and substitutions thereof or therefor.

     "PRIME ADVANCE" means any Advance that bears interest determined with reference to the


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Prime Rate.

     "PRIME RATE" means that interest rate established from time to time by Bank as Bank's Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Bank for commercial or other extensions of credit.
Each change in the Prime Rate shall be effective immediately from and after such change.

     Borrower authorizes any attorney at law at any time or times after the maturity hereof (whether maturity occurs by lapse of time or by acceleration) to appear in any state or federal court of record in the United States of America, to waive the issuance and service of process, to admit the maturity of this Note and the nonpayment thereof when due, to confess judgment against the undersigned in favor of the holder of this Note for the amount then appearing due, together with interest and costs of suit, and thereupon to release all errors and to waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned. The undersigned agrees that Bank's attorney may confess judgment pursuant to the foregoing warrant of attorney. The undersigned further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from Bank.

     JURY TRIAL WAIVER. BORROWER AND BANK WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BORROWER AND BANK, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BORROWER AND BANK.

                                            STERIS CORPORATION

                                            By: /s/ Bill R. Sanford
                                                ----------------------------
                                            Bill R. Sanford, Chairman, President
                                            and Chief Executive Officer

                                            and /s/ Michael A. Keresman, III
                                                ----------------------------
                                            Michael A. Keresman, III, Senior
                                            Vice President and Chief Financial
                                            Officer

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"WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT
TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE."



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